EXHIBIT 10.1
INVESTORS BANCORP, INC.

ADDENDUM TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
FOR
THOMAS F. SPLAINE, JR.

This Addendum (the “Addendum”) to the amended and restated employment agreement (the “Employment Agreement”) by and between Investors Bancorp, Inc., a Delaware corporation (the “Company”) and Thomas F. Splaine, Jr. (“Executive”), originally effective as of November 15, 2005 and amended and restated effective as of August 21, 2007 to comply with the requirements of Section 409A of the Internal Revenue Code, is made effective as of this 24th day of April, 2015.

WHEREAS, Executive is currently employed by the Company and Investors Bank, the wholly-owned subsidiary of the Company (the “Bank”); and

WHEREAS, the Company and Executive desire to adopt this Addendum to clarify that Executive shall have the right to elect to voluntarily terminate his employment with the Company and the Bank on or prior to December 31, 2015 and that such termination would constitute an “Event of Termination” for purposes of Section 6 of the Employment Agreement and to make other revisions to the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree to the following Addendum:

1.	Amendment to Section 2(a) of the Employment Agreement. The following is hereby added to the end of Section 2(a) of the Employment Agreement to read as follows:

“Notwithstanding anything in this Section 2(a) or this Agreement to the contrary, this Agreement shall expire on December 31, 2015 without any further action of the Board or any party hereto.”

2.
Amendment to Section 6(a) of the Employment Agreement.  The following paragraph shall be added to the end of Section 6(a) of the Employment Agreement to read as follows and shall constitute an “Event of Termination” for purposes of the Employment Agreement:

“(iv)	Executive’s voluntary resignation of employment with the Company and the Bank for any reason on or prior to December 31, 2015.”

3.	Amendment to Section 11(a) of the Employment Agreement. Section 11(a) of the Employment Agreement is hereby deleted in its entirety.

4.	Capitalized Terms. Capitalized terms herein shall have the meanings ascribed to them in the Employment Agreement, except as otherwise expressly defined in this Addendum.

5.	Effect of this Addendum. Except and to the extent modified by this Addendum, the Employment Agreement shall remain in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Addendum to be executed by its duly authorized officer, and Executive has signed this Addendum of the date first written above.

INVESTORS BANCORP, INC.

By:           /s/ Domenick Cama
Domenick Cama

EXECUTIVE

By:           /s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.